EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to March 31                                              1996
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Earnings:
  Net income................................................         $223,540
  Add income taxes..........................................          118,221
                                                                     ________
    Income before income taxes..............................          341,761
  Distributed income from unconsolidated investee,
    less equity in earnings thereof.........................            1,748
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    Subtotal................................................          343,509
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............           98,520
    Other interest expense..................................           12,850
    Portion of rentals deemed to be representative
      of the interest factor................................            9,892
    Fixed charges associated with 50% projects with debt....            1,968
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TOTAL FIXED CHARGES.........................................          123,230
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TOTAL EARNINGS..............................................         $466,739
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RATIO OF EARNINGS TO FIXED CHARGES..........................             3.79
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